EXHIBIT 3.2
                                     BY LAWS

                                       OF

                          HIBBETT SPORTING GOODS, INC.

                                    ARTICLE 1
                                     OFFICES

     Sec. 1. PRINCIPAL OFFICE.  The principal office of the corporation shall be
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established and maintained in Birmingham, Jefferson County, Alabama.  The Board
of Directors may change the location of said office from time to time.

     Sec. 2. OTHER OFFICES.  The corporation may have other offices, either
             -------------
within or outside of the State of Alabama, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
                                    ARTICLE 2
                            MEETINGS OF SHAREHOLDERS

     Sec. 1. PLACE OF MEETINGS.  The annual and special meetings of shareholders
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shall be held at the principal office of the corporation, or at such other place or places as shall be determined by the Chairman or Vice-Chairman of the Board, or the President, or the Board of Directors and stated in the notice of the meeting.

     Sec. 2. ANNUAL MEETINGS.  The annual meeting of shareholders for the
             ---------------
election of directors for the ensuing year and for the transaction of such other business as may properly come before the meeting shall be held in each year, commencing in 1993, on the 2nd Monday in April, or on another date between January and July, or at such time as shall be fixed by either the Board of Directors or the Executive Committee thereof.

     Sec. 3. SPECIAL MEETINGS.  Special meetings of the shareholders for any
             ----------------
purpose may be called by the Chairman or Vice-Chairman of the Board or the President, or any two directors, or any shareholder or shareholders owning 10% in the aggregate of the stock in the corporation entitled to vote, or by resolution of the Board of Directors or the Executive Committee thereof.
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     Sec. 4. VOTING.  Each shareholder entitled to vote in accordance with the
             ------
terms of the Articles of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. No proxy shall be valid after eleven (11) months from its date of execution, unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of Alabama.

     Sec. 5. VOTING LIST.  A complete list of the shareholders entitled to vote
             -----------
at any regular or special meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the Secretary or other officer in charge of the stock transfer books, either directly or through a Transfer Agent, and kept on file in the principal office of the corporation for at least ten (10) days before every meeting. At all times during the usual hours for business, and during the whole time of said meeting, such list shall be open to examination of any shareholder. Any shareholder wishing to examine said list during said ten (10) day period must make written request therefor.

     Sec. 6. QUORUM.  Except as otherwise required by law, by the Articles of
             ------
Incorporation or by these Bylaws, the presence, in person or by proxy, of shareholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, the shareholders present in person or by proxy shall have power, by majority vote, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. Shareholders may participate in a meeting by means of a conference telephone or similar communication equipment, to the extent authorized by statute. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     Sec. 7. NOTICE OF MEETINGS.  Written or printed notice of each annual or
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special meeting of shareholders, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given by the Secretary, or by the Chairman or Vice-Chairman of the Board or the President, or by the other person or persons calling the meeting, to each shareholder entitled to vote thereat, delivered personally or mailed first class postage prepaid and addressed to him at his last known mailing address according to the stock transfer
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records of the corporation, not less than ten (10) nor more than fifty (50) days
(or such period as the laws of Alabama may require) before the meeting.

     Sec. 8. ACTION WITHOUT MEETING.  Whenever the vote of shareholders at a
             ----------------------
meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of statutes or of the Articles of Incorporation or of these Bylaws, unless prohibited by the laws of Alabama, the meeting and vote of shareholders may be dispensed with, if all (or such lesser number as the law of Alabama may permit) the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.
                                    ARTICLE 3
                                    DIRECTORS

     Sec. 1. NUMBER AND TERM.  The number of directors shall be not less than
             ---------------
one (1) (unless the laws of Alabama require a greater number) nor more than twenty (20), as determined and fixed from time to time by action of the shareholders at any regular or special meeting. The directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve until his successor shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be shareholders.

     Sec. 2. RESIGNATIONS.  Any director may resign at any time.  Such
             ------------
resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman or Vice-Chairman of the Board, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Sec. 3. VACANCIES.  If the office of any director becomes vacant the
             ---------
remaining directors in office, though less than a quorum, by a majority vote, may elect a successor to fill such vacancy, who shall hold office for the unexpired term.

     Sec. 4. POWERS.  The Board of Directors shall exercise all of the powers of
             ------
the corporation except such as are by law, or by the Articles of Incorporation of the corporation, or by these Bylaws conferred upon or reserved to the shareholders.

     Sec. 5. ANNUAL MEETINGS.  The Board of Directors may meet, without notice
             ---------------
of such meeting, for the purpose of organization , the election of


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officers and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after each annual election of directors is held. Such annual meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a waiver of notice thereof.

     Sec. 6. REGULAR MEETINGS.  Regular meetings of the Board of Directors may
             ----------------
be held at such times and places as may be fixed from time to time by action of the Board of Directors. Unless required by resolution of the Board of Directors, notice of any such meeting need not be given.

     Sec. 7. SPECIAL MEETINGS.  Special meetings of the Board of Directors shall
             ----------------
be held whenever called by the Chairman or Vice-Chairman of the Board, or the President, or by any two or more directors, or, at the direction of any of the foregoing, by the Secretary. Notice of each such meeting shall be mailed, telegraphed, telecopied or telephoned to each director, addressed to him at his last known address according to the records of the corporation, at least three
(3) days before the date on which the meeting is to be held (unless more notice is required under the laws of Alabama). Every such notice shall state the date, time, place and the purposes of the meeting. Notice of any adjourned or recessed meeting of the directors need not be given.

     Sec. 8. WAIVERS OF NOTICE OF MEETINGS.  Anything in these Bylaws or in any
             -----------------------------
resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any director if such notice shall be waived by him in writing (including telegraph, telecopy, teletype, or cable) before or after the meeting. A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Sec. 9. QUORUM AND MANNER OF ACTING.  A majority of the number of directors
             ---------------------------
then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Directors may participate in a meeting by means of a conference telephone or similar communication equipment, to the extent authorized by statute. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. The directors shall act only as a Board and the individual directors shall have no power as such.


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     Sec. 10.     COMPENSATION.  Each director shall be entitled to receive from
                  ------------
the corporation such amount per annum or such fees for attendance at directors' meetings, or both, and such additional amounts for service upon committees, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing in this section shall preclude any director from serving the corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     Sec. 11.     REMOVAL.  Any director may be removed, either with or without
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cause, by resolution adopted at any regular or special meeting of the shareholders by vote of the holders of the majority of the corporation's voting stock outstanding and entitled to vote.

                                    ARTICLE 4
                         EXECUTIVE AND OTHER COMMITTEES

     Sec. 1. EXECUTIVE COMMITTEE.  The Board of Directors may by resolution
             -------------------
designate three or more of their number, including in each case the Chairman and Vice-Chairman of the Board and the President, as an Executive Committee. While the Board of Directors is not in session, the Executive Committee, if there then be such a committee, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the corporation, subject to the restrictions hereinafter set out and further subject to such limitations upon its authority as the Board may from time to time impose. In no event shall the Executive Committee, or any other committee, have authority to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, to amend these Bylaws, or to elect officers or fix their compensation. The Executive Committee shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

     Sec. 2. OTHER COMMITTEES.  In addition to an Executive Committee, the Board
             ----------------
of Directors may by resolution designate other committees, each to consist of two or more directors, with such purposes and powers as the Board may specify.

     Sec. 3. PROCEDURE OF COMMITTEES.  Unless the Board of Directors by
             -----------------------
resolution otherwise provides, the Executive Committee and each other committee shall choose its own chairman and secretary. The Executive Committee and each other committee shall record all its acts and proceedings and report the same from time to time to the Board of Directors. Regular meetings of any such committee, of which no notice shall be necessary, may be held at such


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times and in such places as shall be fixed by a majority of the committee.
Special meetings of any such committee may be called at the request of any member of the committee. Notice of each special meeting of such a committee shall be given by the person calling the same as provided by these Bylaws for special meetings of the full Board. Notice of any such meeting may be waived as provided by these Bylaws in the case of meetings of the full Board. A majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee. Members of any such committee shall act only as a committee and the individual members shall have no power as such.

     Sec. 4. TENURE OF COMMITTEEMEN.  The Board of Directors shall have the
             ----------------------
power at any time to change the members of, fill vacancies in, and discharge any such committee, either with or without cause. The appointment of any director to any such committee, if not sooner terminated, shall automatically terminate upon the expiration of his term as a director or upon the earlier termination of his membership on the Board of Directors.

                                    ARTICLE 5
                                    OFFICERS

     Sec. 1. OFFICERS.  The officers of the corporation shall be a Chairman and
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Vice-Chairman of the Board, President, one or more Vice-Presidents, a Treasurer and a Secretary, and the holders of such other offices as may be established in accordance with the provisions of Sec. 3 of this Article. Any two or more offices may be held by the same person, except as prohibited by statute.

     Sec. 2. ELECTION TERM OF OFFICE AND QUALIFICATIONS.  The officers shall be
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elected annually by the Board of Directors at the Board's annual meeting. Each officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, resignation or removal in the manner hereinafter provided. The Chairman and Vice-Chairman of the Board and the President shall be chosen from among the directors, but no other officer need be a director.

     Sec. 3. OTHER OFFICES.  The Board of Directors may from time to time
             -------------
establish offices in addition to those designated in Sec.1 with such duties as are provided in these Bylaws, or as they may from time to time determine.

     Sec. 4. REMOVAL.  Any officer may be removed, either with or without cause,
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by resolution declaring such removal to be in the best interests of the corporation and adopted at any regular or special meeting of the Board of

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Directors by a majority of the directors then in office. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself, however, create contract rights.

     Sec. 5. RESIGNATIONS.  Any officer may resign at any time by giving oral or
             ------------
written notice to the Board of Directors or the Chairman or Vice-Chairman of the Board or the President or the Secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. No resignation hereunder, however, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the corporation with respect to the person resigning.

     Sec. 6. VACANCIES.  A vacancy in any office because of death, resignation,
             ---------
removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

     Sec. 7. COMPENSATION.  Salaries or other compensation of the officers may
             ------------
be fixed from time to time by the Board of Directors or in such manner as it shall determine. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the corporation.

     Sec. 8. CHAIRMAN OF THE BOARD OF DIRECTORS.  The Chairman of the Board
             ----------------------------------
shall be the Chief Executive Officer of the corporation and shall have general executive responsibility for the business of the corporation and its several officers, subject, however, to the control of the Board of Directors and the Executive Committee of the Board. He shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall have in general such powers and duties as are customary to the office of the Chief Executive Officer of a business corporation and such other duties as may be assigned or delegated to him from time to time by the Board of Directors or by the Executive Committee of the Board.

     Sec. 9. THE VICE-CHAIRMAN OF THE BOARD OF DIRECTORS.  The Vice-Chairman of
          -------------------------------------------
the Board shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board or the Executive Committee may from time to time prescribe.
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     Sec. 10.     PRESIDENT.  The President shall be the Chief Operating Officer
                  ---------
of the corporation and shall have general operating responsibility for the business of the corporation, subject, however, to the control of the Chairman and Vice-Chairman of the Board, the Board of Directors and the Executive Committee of the Board He shall at each annual meeting and from time to time report to the shareholders and to the Board of Directors and Executive Committee all matters within his knowledge which the interest of the corporation may require to be brought to their notice; in the absence of the Chairman and Vice-Chairman of the Board, shall preside when present at all meetings of the shareholders and, in the absence of the Chairman and Vice-Chairman of the Board, at all meetings of the Board of Directors; shall sign and execute in the name of the corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or the Executive Committee except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation; and in general shall perform all duties customary to the office of Chief Operating Officer of a business corporation and such other duties as may be delegated to him by the Board of Directors or the Executive Committee.

     Sec. 11.     THE VICE-PRESIDENTS.  The Vice-President (one or more of whom
                  -------------------
may be designated as Executive Vice-President) shall perform such duties as from time to time may be assigned to them by the Board of Directors, or by any duly authorized committee of directors or by the President.

     Sec. 12.     TREASURER.  Except as may otherwise be specifically provided
                  ---------
by the Board of Directors or any duly authorized committee thereof, the Treasurer shall have the custody of, and be responsible for, all funds and securities of the corporation; receive and receipt for money paid to the corporation from any source whatsoever; deposit all such monies in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these Bylaws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositaries of the corporation signed in such manner as shall be determined in accordance with the provisions of these Bylaws; regularly enter or cause to be entered in books to be kept by him or under his direction, full and adequate accounts of all money received and paid by him for account of the corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors, or by the Chairman or Vice-Chairman of the Board or by the President.
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     Sec. 13.     SECRETARY.  The Secretary shall act as Secretary at all
                  ---------
meetings of the shareholders and of the Board of Directors of the corporation; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the corporation are duly given and served; shall be the custodian of the seal of the corporation and shall affix the seal or cause it to be affixed to all documents the execution of which on behalf of the corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have charge of the books, records and papers of the corporation relating to its organization and management as a corporation, and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors or by the Chairman or Vice-Chairman of the Board or by the President.

     Sec. 14.     ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  Assistant
                  ----------------------------------------------
Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors, or by any duly authorized committee of directors, or by the Chairman or Vice-Chairman of the Board or by the President.

     Sec. 15.     CERTAIN OFFICERS TO GIVE BONDS.  Every officer, agent or
                  ------------------------------
employee of the corporation who may receive, handle or disburse money for its account or who may have any of the corporation's property in his custody or be responsible for its safety or preservation, may be required, in the discretion of the Board of Directors, to give bond, in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in the event of his death, resignation, or removal from office, of all books, papers, vouchers, moneys and other property of whatsoever kind in his custody belonging to the corporation.

                                    ARTICLE 6
                                  MISCELLANEOUS

     Sec. 1. CERTIFICATES OF STOCK.  Certificates of stock, numbered and with
             ---------------------
the seal of the corporation affixed, signed by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary, shall be issued to each shareholder certifying the number of shares owned by him in the corporation. When such certificates are

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signed by a transfer agent or a transfer clerk acting on behalf of the corporation, the signatures of such officers may be facsimiles.

     Sec. 2. LOST CERTIFICATE.  A new certificate of stock may be issued in the
             ----------------
place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

     Sec. 3. TRANSFER OF SHARES.  The shares of stock of the corporation shall
             ------------------
be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled and one or more new certificates shall thereupon be issued.

     Sec. 4. CLOSING OF TRANSFER BOOKS; RECORD DATE.  The Board of Directors
             --------------------------------------
shall have power to close the stock transfer books of the corporation for a period of days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the determination of shareholders for any other proper purpose, or may fix in advance a date as the record date for any such determination of shareholders, as provided by statute.

     Sec. 5. SEAL.  The corporation seal shall be circular in form and shall
             ----
contain the name of the corporation and the words, "CORPORATE SEAL." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Sec. 6. CHECKS, ETC.  All checks, drafts or other orders for the payment of
             ------------
money, or notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by the Board of Directors or the Executive Committee thereof.

     Sec. 7. CONTRACTS, ETC.  The Board of Directors or the Executive Committee
             --------------
may authorize any officer or officers or agent or agents of the corporation to enter into any contract or execute and deliver any instrument in the
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name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these Bylaws, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount

     Sec. 8. BOOKS AND RECORDS.  The books and records of the corporation may be
             -----------------
kept within or outside the State of Alabama at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.

     Sec. 9. STOCK ETC.OWNED BY CORPORATION.  Unless otherwise provided by
             ------------------------------
resolution of the Board of Directors, the Chairman or Vice-Chairman of the Board or the President may from time to time appoint any attorney or attorneys or agent or agents of this corporation, in the name and on behalf of this corporation, to cast the votes which this corporation may be entitled to cast as the holder of stock or other securities in any other corporation, at any meetings of the holders of such stock or other securities, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may under its corporate seal, or otherwise, execute and deliver such written proxies, consents, waivers or other instruments that either of them may deem necessary or proper in the premises; or the Chairman or Vice-Chairman of the Board or the President may himself attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this corporation as the holder of such stock or other securities.

     Sec. 10.     INDEMNIFICATION.  Each director or officer or former director
                  ---------------
or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, or which is a subsidiary or affiliate of the corporation, shall be indemnified by this corporation in the manner and to the extent authorized by statute. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law or under any Bylaw, agreement, vote of shareholders, or otherwise. The corporation shall have the right to intervene in and defend all such actions, suits, proceedings, or claims brought or asserted against any such present or former director or officer. Wherever in this section a director or officer is referred to, such reference shall be inclusive of his heirs, executors and administrators.
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     Sec. 11.     PRONOUN, ETC. REFERENCES.  All uses herein of male pronouns
                  ------------------------
and adjectives shall mean and include all genders.

                                    ARTICLE 7
                                   AMENDMENTS

     Sec. 1. BY THE DIRECTORS.  The Board of Directors, by vote of the majority
             ----------------
of all directors in office, shall have the power to make, alter, amend or repeal the Bylaws of the corporation at any regular or special meeting of the Board unless otherwise provided in Section 2 of this Article VII. This power shall not be exercised by the Executive Committee.

     Sec. 2. BY THE SHAREHOLDERS.  All Bylaws shall be subject to amendment,
             -------------------
alteration or repeal by the shareholders entitled to vote at any annual or special meeting. The shareholders may provide that certain Bylaws by them adopted, approved or designated may not be amended, altered or repealed except by the shareholders.



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